Exhibit 99.1
HURON CONSULTING GROUP INC.
SEGMENT OPERATING DATA
(Unaudited)

	Year Ended	Quarter Ended				Year Ended	Quarter Ended		Six Months Ended
	Dec. 31, 2019	Mar. 31, 2020	Jun. 30, 2020	Sep. 30, 2020	Dec. 31, 2020	Dec. 31, 2020	Mar. 31, 2021	Jun. 30, 2021	Jun. 30, 2021
Number of billable consultants (at period end) (1):
Healthcare	890	892	855	838	820	820	821	779	779
Business Advisory	930	916	943	1,001	1,051	1,051	1,107	1,093	1,093
Education	756	791	780	790	737	737	726	746	746
Total	2,576	2,599	2,578	2,629	2,608	2,608	2,654	2,618	2,618
Average number of billable consultants (for the period) (1):
Healthcare	849	897	876	844	834	863	822	798	808
Business Advisory	892	920	925	976	1,028	962	1,080	1,094	1,087
Education	686	778	787	772	764	775	731	736	734
Total	2,427	2,595	2,588	2,592	2,626	2,600	2,633	2,628	2,629
Billable consultant utilization rate (2):
Healthcare	79.4%	71.6%	67.6%	71.4%	65.1%	69.0%	67.9%	75.7%	71.7%
Business Advisory	72.5%	71.5%	75.8%	72.6%	71.6%	72.4%	68.7%	70.4%	69.5%
Education	76.8%	76.2%	73.4%	66.5%	66.1%	70.3%	70.1%	75.2%	72.7%
Total	76.1%	72.9%	72.4%	70.4%	68.0%	70.7%	68.8%	73.3%	71.1%
Billable consultant average billing rate per hour (3):
Healthcare	$229	$215	$208	$232	$261	$227	$213	$251	$233
Business Advisory	$201	$198	$201	$186	$189	$195	$203	$185	$194
Education	$199	$188	$191	$184	$179	$187	$174	$189	$182
Total	$211	$200	$200	$200	$206	$202	$198	$206	$202
Revenue per billable consultant (in thousands):
Healthcare	$328	$69	$63	$71	$69	$272	$63	$84	$147
Business Advisory	$273	$67	$73	$64	$60	$264	$63	$60	$125
Education	$285	$69	$68	$57	$53	$247	$59	$67	$125
Total	$296	$68	$68	$64	$61	$262	$62	$69	$132

Exhibit 99.1

	Year Ended	Quarter Ended				Year Ended	Quarter Ended		Six Months Ended
	Dec. 31, 2019	Mar. 31, 2020	Jun. 30, 2020	Sep. 30, 2020	Dec. 31, 2020	Dec. 31, 2020	Mar. 31, 2021	Jun. 30, 2021	Jun. 30, 2021
Average number of full-time equivalents (for the period) (4):
Healthcare	230	187	186	191	183	187	149	162	158
Business Advisory	14	20	25	35	40	30	34	55	45
Education	47	60	60	46	40	52	36	40	38
Total	291	267	271	272	263	269	219	257	241
Revenue per full-time equivalent (in thousands):
Healthcare	$504	$139	$123	$110	$110	$481	$136	$127	$257
Business Advisory	$655	$149	$128	$106	$94	$455	$89	$88	$176
Education	$617	$144	$147	$165	$170	$618	$227	$214	$441
Total	$530	$141	$129	$119	$117	$504	$143	$132	$271
Healthcare Managed Services Employees(5)(6):
Total revenues (in thousands)	$4,453	$7,784	$7,285	$6,423	$7,171	$28,663	$7,748	$14,049	$21,797
Average number of Healthcare Managed Services employees (for the period)	14	91	94	88	92	91	109	431	270

(1)Consists of our consulting professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)Utilization rate for our billable consultants is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)Average billing rate per hour for our billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)Consists of coaches and their support staff within our Culture and Organizational Excellence solution, consultants who work variable schedules as needed by our clients, and full-time employees who provide software support and maintenance services to our clients.
(5)Consists of employees who manage and provide revenue cycle billing, collections, insurance verification and change integrity services to our healthcare clients.
(6)Operating data for the year ended December 31, 2019 includes the results of the Healthcare Managed Services solution since its inception in the fourth quarter of 2019.